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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 21, 2000


                            SOUTHWEST GAS CORPORATION
             (Exact name of registrant as specified in its charter)


               California                      1-7850            88-0085720
     (State or other jurisdiction of         (Commission      (I.R.S. Employer
     incorporation or organization)          File Number)    Identification No.)

       5241 Spring Mountain Road
         Post Office Box 98510
           Las Vegas, Nevada                                     89193-8510
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (702) 876-7237





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Item 5.  Other Events

On January 4, 2000, the staff of the Arizona Corporation Commission (ACC) issued a report that stated it was unable to recommend approval of the merger of Southwest Gas Corporation (the Company) and ONEOK, Inc. (ONEOK) due to concerns about ONEOK's actions and fitness to serve in Arizona. On January 10, 2000, ONEOK requested a 10-day delay in filing its rebuttal testimony in response to the ACC staff report and recommendations. On January 14, 2000 the ACC granted ONEOK's request for a 10-day delay and extended the hearing on the proposed merger to February 22, 2000. On January 18, 2000, the Company sent ONEOK a letter demanding that ONEOK cure the deficiencies identified in the ACC staff report. A copy of this letter is attached.

On January 21, 2000 ONEOK responded to the Company's January 18th letter and stated that it was terminating the merger agreement with the Company. In addition, ONEOK filed a complaint against the Company in the United States District Court for the Northern District of Oklahoma (Case No. 00CV063 K) seeking a declaratory judgment that ONEOK has properly terminated the merger agreement with the Company. ONEOK also informed the Company that it has filed a withdrawal of its Application for an Order Authorizing Implementation of the Agreement and Plan of Merger with the ACC. A copy of ONEOK's January 21st letter and press release is attached.

On January 24, 2000 the Company filed a complaint against ONEOK and Southern Union Company in the United States District Court for the District of Arizona (Case No. CIV'00, 0119 PHX VAM) seeking unspecified damages against both companies. Additional information about this complaint is provided in the attached press release.

On June 9, 1999, the Company signed a Memorandum of Understanding (MOU) to settle a purported shareholder class action filed on December 16, 1998 against the Company and its directors arising out of the proposed merger with ONEOK. The MOU was subject to several conditions, including the consummation of the acquisition of the Company by ONEOK, a condition that will not be satisfied. The MOU was not an admission of any of the shareholder plaintiffs' allegations. The Company and its directors have denied and continue to deny any liability based on the allegations in the purported shareholder class action.

Item 7.  Exhibits

99.1     Letter from Southwest Gas Corporation to ONEOK dated January 18, 2000

99.2     Letter from ONEOK to Southwest Gas Corporation dated January 21, 2000

99.3     ONEOK press release dated January 21, 2000

99.4     Southwest Gas Corporation press release dated January 24, 2000

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            SOUTHWEST GAS CORPORATION




Date: January 26, 2000                        /s/ EDWARD A. JANOV
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                                                Edward A. Janov
                                         Vice President/Controller and
                                            Chief Accounting Officer